UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2019

AMMO, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

480-947-0001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8 -K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

AMMO, INC.

Form 8-K

Current Report

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On March 15, 2019, Enlight Group II, LLC (hereinafter referred to as the “Buyer”), a wholly owned subsidiary of AMMO, Inc., completed its acquisition of 100% of the assets of Jagemann Stamping Company’s (“Seller”) ammunition casing, projectile manufacturing and sales operations (“Jagemann Munition Components” or “JMC”) pursuant to the terms of the Amended and Restated Asset Purchase Agreement (“Amended APA”) dated March 14, 2019.

In accordance with the terms of the Amended APA, Buyer paid Seller a combination of $7,000,000 in cash, $10,400,000 delivered in the form of a Promissory Note, and 4,750,000 shares of AMMO, Inc. Common Stock.

Pursuant to the Amended APA, Buyer acquired the Seller’s munition and casing division assets (including equipment and intellectual property), and is to continue the operations at Seller’s Wisconsin facilities.

The foregoing summary of the Amended APA is not complete and is qualified in its entirety by reference to the full text of the Amended APA, which is filed as exhibit 2.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

AMMO, Inc. intends to file the financial statements of Jagemann Munition Components required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

The unaudited pro forma combined and condensed balance sheet of Ammo, Inc. as of December 31, 2018, and the unaudited pro forma combined and condensed statement of operations for the nine months ended December 31, 2018, and the three months ended March 31, 2018.

Exhibit	Description
2.1	Amended and Restated Asset Purchase Agreement dated March 14, 2019
10.1	Promissory Note
10.2	Security Agreement
99.2	The unaudited pro forma condensed combined financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2019	AMMO, INC.

	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals
Chief Executive Officer